Exhibit 10.12.1

ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION AWARD

ADC Therapeutics SA (the “Company”) has granted the Participant, effective as of the Grant Date (as set forth below), a stock option to purchase Shares (the “Award”) under the ADC Therapeutics SA 2019 Equity Incentive Plan (as amended from time to time, the “Plan”). The Award is subject to the terms and conditions set forth in this award grant letter (this “Grant Letter”), the option award agreement attached hereto as Exhibit A (and all exhibits and appendices thereto) (the “Award Agreement” and, together with this Grant Letter, this “Agreement”).

Unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to the Participant, the provisions of the Plan will prevail.

AWARD TERMS

Participant:    ###PARTICIPANT_NAME### Shares Subject to Award:    ###TOTAL_AWARDS### Grant Date:    ###GRANT_DATE### Exercise Price Per Share:    ###GRANT_PRICE###
Restrictive Covenant:    Appendix I Agreement Not Required
Vesting:    ###VEST_SCHEDULE_NAME###

Subject to the terms and conditions of the Award Agreement, the Option shall vest and become exercisable as to 1/4 of the aggregate number of Shares subject to the Award on the first anniversary of the Grant Date, and as to 1/48 of the aggregate number of Shares subject to the Award on each monthly anniversary of the Grant Date thereafter such that the entire award shall be vested as of the fourth anniversary of the Grant Date (each, a “Vesting Date”), provided that the Participant does not experience a Termination of Service at any time prior to the applicable Vesting Date.

Notwithstanding the foregoing, in the event of a Change in Control the Option shall vest and become exercisable to the extent provided in Section 10(b) or (c) of the Plan.
Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Aline Silva, the Company’s HR Operations Lead via email at aline.silva@adctherapeutics.com. Otherwise, please provide your signature, address and the date for this Agreement where indicated below.

EXHIBIT A

ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (together with all exhibits and appendices hereto, this “Award Agreement”), dated as of the date of the Grant Letter, is by and between the Company, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Company hereby grants the Award to the Participant under the Plan, and the Participant hereby accepts the Award, in each case, subject to the terms and conditions of the Plan and this Agreement; and

WHEREAS, by accepting the Award and entering into this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

NOW, THEREFORE, in consideration of the promise and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.Grant of Option. The Company hereby grants to the Participant on the Grant Date an option (“Option”) to purchase all or any part of the number of Shares set forth in the Grant Letter at the per share exercise price set forth in the Grant Letter (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement. The Option is granted under the Plan, the provisions of which are incorporated herein by reference and made a part of this Agreement.

2.Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)Vesting of Award. Subject to Sections 3 and 7, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Letter.

(b)Term of Option. The term of the Option shall expire at close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier in accordance with the Plan and this Agreement. In no event may any portion of the Option be exercised after the Expiration Date.

(c)Manner of Exercise. Subject to the terms of this Agreement and the Plan, the Participant may, at any time and from time to time prior to the Expiration Date, exercise all or any portion of the Option that has become vested and exercisable. In order to exercise the Option, the Participant must deliver to the Company a notice in the form prescribed by the Committee specifying the number of whole Shares to be purchased (the “Exercise Notice”), together with payment in full of (i) the aggregate Exercise Price applicable to such Shares and
(ii) any required tax withholding and contributions to social security to be borne by the Participant, as applicable (collectively, the “Payment Amount”). The date on which the Participant delivers the Exercise Notice pursuant to this Section 2(c) shall be referred to herein as the “Exercise Date”. If the Committee allows for an electronic exercise or the Plan provides for an automatic or deemed exercise of the Option, the Participant hereby exercises his or her Option in writing, but with effect as of his electronic exercise or the relevant automatic or deemed exercise. Irrespective of the foregoing sentence, following any electronic exercise by the Participant, the Company may request the Participant to deliver a confirmatory Exercise Notice in writing within the period demanded by the Company (which can end after the lapse of the Exercise Period, which would be deemed extended accordingly).

(d)Method of Exercise. The Participant may pay the Payment Amount to the Company by any of the following means (or by a combination thereof), at the election of the Participant: (i)in cash, by check or wire transfer; or (ii)if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (A)transferring to the Company, effective as of the Exercise Date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the Exercise Date equal to the Payment Amount, (B)by electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the Exercise Date equal to the Payment Amount or (C)delivering irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Payment Amount; or (iii) by any other method acceptable to the Committee.

(e)No Rights as a Shareholder. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Option unless and until Shares are actually settled and delivered to the Participant and upon entry of the Participant into the share register of the Company as shareholder of such Shares with voting rights.

(f)No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Agreement.

(g)No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

3.Termination of Service; Restrictive Covenant Violation. In the event of the Participant’s (a)Termination of Service for any reason or (b)violation of any of the Restrictive Covenants (as defined below), then, after giving effect to any provision for accelerated vesting effective upon such event (if a Termination of Service) under the terms of the Award or as may be determined by the Committee, (x) any portion of the Option that was unvested as of the date of such Termination of Service or Restrictive Covenant violation shall be immediately forfeited and cancelled in its entirety upon such Termination of Service or Restrictive Covenant violation, without any payment or consideration being due to the Participant, and (y) any portion of the Option that was vested as of the date of such Termination of Service or Restrictive Covenant violation shall be subject to the following provisions:

(i)Termination due to Death or Disability or as a Good Leaver. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability or as a Good Leaver, any vested portion of the Option will remain outstanding and exercisable until the earlier of (A) the 12-month anniversary of the date of such Termination of Service and (B) the Expiration Date.

(ii)Termination other than due to Death, Disability, as a Good Leaver or for Cause. In the event of the Participant’s Termination of Service for any reason other than due to the Participant’s death, Disability, as a Good Leaver or for Cause, any vested portion of the Option will remain outstanding and exercisable until the earlier of (A) the 3-month anniversary of the date of such Termination of Service and (B) the Expiration Date.

(iii)Termination for Cause; Restrictive Covenant Violation. In the event of the Participant’s (A) Termination of Service by the Company or any of its Affiliates for Cause or (B) violation of any of the Restrictive Covenants, any vested portion of the Option shall be immediately forfeited and cancelled in its entirety upon such Termination of Service or Restrictive Covenant violation, without any payment or consideration being due to the Participant.

(iv)Good Leaver means, for purposes of this Agreement, a Participant who experiences a Termination of Service upon or within 18 months following a Change in Control, (A) for a Participant who is a Non-Employee Director, for any reason, and (B) for a Participant who is not a Non-Employee Director, as a result of (i) the Company’s termination of the Participant’s employment without Cause, or (ii) the Participant’s resignation of his or her employment for Good Reason.

4.Restrictive Covenants. As a condition precedent to receiving the Option granted pursuant to this Agreement, (i) the Participant acknowledges and agrees that he or she shall be liable for compliance with all obligations of confidentiality, intellectual property disclosure, use and assignment, non-compete, non-solicitation, non-disturbance and non-disparagement obligations contained in his or her employment agreement or employment letter; or (ii) to the extent that no such restrictions apply and the Committee determines in its discretion and indicates in the notice or cover letter accompanying this award, the Participant shall execute and agree to be subject to each of the restrictions set forth in Appendix I hereto; and (iii) the Participant acknowledges and agrees that he or she shall be liable for compliance with the Company Code of Business Conduct and Ethics and other policies of the Company; therein (collectively, the “Restrictive Covenants”). Any liability of the Participant for breach of a Restrictive Covenant under his or her employment agreement or employment letter, statutory law and/or the Appendix I, as applicable, shall in no way be limited by the terms of this Agreement, and the consequences set forth in Section 3 of this Agreement shall apply irrespective of, and in addition to, any such liability under his or her employment agreement or employment letter, statutory law and/or the Appendix I, as applicable.

5.Settlement of Shares. Subject to the provisions of this Agreement, provided that the Exercise Notice and Payment Amount are in form and substance satisfactory to the Company, the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Exercise Date, the number of Shares specified in the Exercise Notice. Upon such delivery, such Shares shall be fully assignable, saleable, transferable and otherwise alienable by the Participant, provided that any such assignment, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

6.Tax Liability; Withholding Requirements. The exercise of an Option and distributions under this Award Agreement may be subject to tax withholding obligations and contributions to social security to be borne by the Participant, as applicable, and the Committee may condition the exercise of the Option and/or delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements. The Participant is advised to consult with his or her own tax advisors in respect of any tax consequences arising in connection with the Options.

7.Recoupment/Clawback. This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

8.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

9.Miscellaneous.

(a)Notices. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered via email or personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, to its principal office, or to such other address as either party may have furnished to the other in writing in accordance with the Plan, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 9(a).

(b)Entire Agreement. This Award Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof, provided that the restrictions set forth in this Award Agreement are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company or any of its Affiliates, whether by operation of law, contract, or otherwise, including, without limitation, any non-solicitation obligations contained in an employment agreement, consulting agreement or other similar agreement entered into by and between the Participant and the Company or one of its Affiliates, which shall survive the termination of any such agreements, and be enforceable independently of such other agreements.

(c)Severability. If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.

(d)Amendment; Waiver. No amendment or modification of any provision of this Award Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)Assignment. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(f)Successors and Assigns; No Third-Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)Governing Law; Jurisdiction. The formation, existence, construction, performance, validity and all aspects whatsoever of this Award Agreement and the Option granted hereunder, including any rights and obligations arising out of or in connection with the same, shall be governed by, and construed in accordance with, the substantive laws of Switzerland (with the exception of the conflict of law rules). The exclusive place of jurisdiction for any dispute arising out of or in connection with this Award Agreement and the Option granted hereunder shall be Epalinges, Switzerland.

(h)Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Award Agreement. The Participant acknowledges receipt of a copy of the Plan and this Award Agreement and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Award Agreement and the Plan.

(i)Section 409A and 457A. It is the intent of the Company and the Participant that this Award Agreement shall comply with the requirements of Section 409A and 457A of the Code, to the extent applicable, and the provisions of the Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code. If any provision of the Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non- compliance with Section 409A and 457A of the Code.

(j)Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Award Agreement.

(k)Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the day and year first written above.

ADC THERAPEUTICS SA

By:         Name: Title:

By:         Name: Title:

AGREED AND ACCEPTED:

###PARTICIPANT_NAME###

By:
Name:

Address

Address

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ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

ADC Therapeutics SA (the “Company”) has granted the Participant, effective as of the Grant Date (as set forth below), an award of RSUs (the “RSU Award” or the “Award”) under the ADC Therapeutics SA 2019 Equity Incentive Plan (as amended from time to time, the “Plan”). The RSU Award is subject to the terms and conditions set forth in this grant letter (this “Grant Letter”), in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (and all exhibits and appendices thereto) (the “Award Agreement” and, together with this Grant Letter, this “Agreement”) and in the Plan.

Unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to the Participant, the provisions of the Plan will prevail.

AWARD TERMS

Participant:    ###PARTICIPANT_NAME### RSUs Subject to Award:    ###TOTAL_AWARDS### Grant Date:    ###GRANT_DATE###
Vesting Commencement Date:    ###ALTERNATIVE_VEST_BASE_DATE###
Vesting Schedule:    ###VEST_SCHEDULE_NAME###

Subject to the terms and conditions of the Plan and the Award Agreement, the RSU Award shall vest as to 1/3 of the RSU Award on each of the first three anniversaries of the Vesting Commencement Date (each, a “Vesting Date”), such that the entire award shall be vested as of the third anniversary of the Vesting Commencement Date, provided that the Participant does not experience a Termination of Service at any time prior to the applicable Vesting Date.
Notwithstanding the foregoing, in the event of a Change in Control the RSU Award shall vest to the extent provided in Section 10(b) or (c) of the Plan.

Please review this Agreement and let us know if you have any questions about this Agreement, the RSU Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this RSU Award.

If you have questions please contact Aline Silva, HR Operations Lead via email at Aline.Silva@adctherapeutics.com.

EXHIBIT A

ADC THERAPEUTICS SA 2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Award Agreement (together with all exhibits and appendices hereto, this “Award Agreement”), dated as of the date of the Grant Letter, is by and between the Company, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Company hereby grants the Award to the Participant under the Plan, and the Participant hereby accepts the Award, in each case, subject to the terms and conditions of the Plan and this Agreement; and

WHEREAS, by accepting the Award and entering into this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.Grant of RSUs. The Company hereby grants to the Participant on the Grant Date, RSUs (the “RSU Award,” or the “Award”) in the amount set forth in the Grant Letter, subject to the terms and conditions of the Plan and this Agreement. The RSU Award is granted under the Plan, the provisions of which are incorporated herein by reference and made a part of this Agreement.

2.Nature of RSUs. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan.

3.Terms and Conditions. It is understood and agreed that the RSU Award evidenced hereby is subject to the following terms and conditions:

(a)Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to any RSU awarded hereunder unless and until the Participant becomes the record owner of the Shares underlying such RSU.

(b)Dividend Equivalents. If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to Section I.A.3(d), the Participant shall be eligible to receive an amount equal to the dividend that the Participant would

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have received had the Shares underlying the RSUs been distributed to the Participant as of the time at which such dividend is paid; provided, however, that no such amount shall be payable with respect to any RSUs that are forfeited. Such amount shall be paid to the Participant on the date on which the Shares underlying the RSUs are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally. Any Shares that the Participant is eligible to receive pursuant to this Section I.A.3(b) are referred to herein as “Dividend Shares.”

(c)Vesting of Award. Subject to the provisions of this Section I.A.3 and Section 7, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Letter.

(d)Distribution on Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Vesting Date (or any accelerated date of vesting pursuant to this Agreement or the Plan, as applicable), one Share for each such RSU and the number of Dividend Shares the Participant is eligible to receive with respect to such RSU (as determined in accordance with Section I.A.3(b)); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable Vesting Date (or any accelerated date of vesting pursuant to this Agreement or the Plan, as applicable) occurs. Upon such delivery, such Shares (including Dividend Shares) shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

(e)Termination of Service; Restrictive Covenant Violation. In the event that
(i) the Participant experiences a Termination of Service or (ii) the Committee, in its sole discretion, determines that the Participant has materially breached any non-competition, non-solicitation, confidentiality, non-disparagement, intellectual property or other restrictive covenant agreement (each, a “Restricted Covenant”) that the Participant may be a party to with the Company or any Affiliate, in each case prior to the date on which the RSU Awards would otherwise become vested, then, after giving effect to any provision for accelerated vesting effective upon such event (if a Termination of Service) under the terms of this Agreement, the Plan (including Sections 10(b) and (c) of the Plan) or as may be determined by the Committee, any portion of the RSUs that was unvested as of the date of such Termination of Service or Restrictive Covenant violation shall be immediately forfeited and cancelled in its entirety upon such Termination of Service or Restrictive Covenant violation, without any payment or consideration being due to the Participant.

(f)Death or Disability. Notwithstanding the foregoing, in the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, the next unvested tranche of the RSU Award that would have vested but for such Termination of Service shall fully vest on the date of such Termination of Service and shall be distributed to the Participant and its estate as applicable pursuant to Section 3(d).

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(g)No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates. The receipt of an Award is not intended to confer any rights on the receiving Participant except as set forth in the applicable award agreement.

(h)No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

4.Transfer of RSUs. Except as may be permitted by the Committee, neither the RSUs nor any right under the RSUs shall be assignable, alienable, saleable or transferable by the Participant other than by will or the applicable laws of descent and distribution. This provision shall not apply to any portion of the RSU Award that has been fully settled and shall not preclude forfeiture of any portion of the RSU Award in accordance with the terms herein

5.Tax Liability; Withholding Requirements.

(a)The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, as well as any par value obligations, that the Participant incurs in connection with the receipt, vesting or settlement of any RSU granted hereunder.

(b)The Company may withhold any tax or par value amounts (or other governmental obligation) that become due with respect to the RSU Award (or any accrual of Dividend Shares thereon) and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes or amounts, which are the sole and absolute responsibility of the Participant but which the Company or any subsidiary is required to withhold or collect, are withheld or collected from the Participant. The Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.

6.Not Salary, Pensionable Earnings or Base Pay.    The Participant acknowledges that the RSU Award is not and shall not be included in or deemed to be a part of
(a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any subsidiary or (c) any calculation of base pay or regular pay for any purpose.

7.Recoupment/Clawback. The RSU Award (including any amounts or benefits arising from the RSU Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

8.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to

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whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

9.Miscellaneous.

(a)Notices. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered via email or personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, to its principal office, or to such other address as either party may have furnished to the other in writing in accordance with the Plan, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 9(a).

(b)Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(d)Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(f)Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the

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Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)Governing Law; Jurisdiction. The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement and the RSU Award granted hereunder, including any rights and obligations arising out of or in connection with the same, shall be governed by, and construed in accordance with, the substantive laws of Switzerland (with the exception of the conflict of law rules). The exclusive place of jurisdiction for any dispute arising out of or in connection with this Agreement and the RSU Award granted hereunder shall be Epalinges, Switzerland.

(h)Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement (including making tax elections such as under section 431 of the UK’s Income Tax (Earnings and Pensions) Act). The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the RSU and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(i)Section 409A and 457A. It is the intent of the Company and the Participant that this Agreement shall comply with the requirements of Section 409A and 457A of the Code to the extent applicable to an RSU Award granted to a Participant who is subject to income taxation in the United States, and the provisions of the Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code. If any provision of the Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement thereunder is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.

(j)Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.

(k)Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

(l)Data. Personal data relating to the RSU Award may be collected, processed and transferred for any purpose relating to the operation of the Plan in compliance with any applicable laws and any data privacy notice and/or policies of any group member in force from time to time.

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